SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2009

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)

346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)

Registrant’s telephone number, including area code (606) 432-1414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2009, Community Trust Bancorp, Inc.’s Board of Directors approved the following actions, which were approved by the Compensation Committee and recommended to the Board of Directors:

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Base Salary Increases.  New annual base salaries were approved for the following named executive officers:  Jean R. Hale (Chairman, President and Chief Executive Officer) - $437,000; Mark A. Gooch (Executive Vice President and Secretary) - $322,000; Michael S. Wasson (Executive Vice President) - $195,000; Tracy E. Little (Executive Vice President) - $185,500; and Kevin J. Stumbo (Executive Vice President and Treasurer) - $172,000.

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No Cash Incentive Compensation Awards for the Year Ended December 31, 2008. The Company’s named executive officers were participants in the Company’s Senior Management Incentive Compensation Plan for the year ended December 31, 2008 (“2008 Plan”).  The Committee reviewed the performance measures established under the 2008 Plan and the level of performance actually achieved by the Company under the 2008 Plan.  Based on its review, the Committee determined that participants were not entitled to any award under the 2008 Plan.

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Grants of Restricted Stock.   Restricted stock was granted to the following named executive officers.  The options were granted pursuant to the terms of the Company’s 2006 Stock Ownership Incentive Plan, with an exercise price per share of $29.82 (equal to fair market value on date of grant), a term of 10 years, and vesting in five years.   The restrictions on the restricted stock will lapse at the end of five years.  However, in the event of a change in control of the Company or the death of the participant, the restrictions will lapse.  In the event of the disability of the participant, the restrictions will lapse on a pro rata basis (with respect to 20% of the participant’s restricted stock for each year since the date of award). The Committee will have discretion to review and revise restrictions applicable to a participant’s restricted stock in the event of the participant’s retirement.

Restricted Stock Granted (Shares)
Jean R. Hale – Chairman and Chief Executive Officer	1,223

Mark A. Gooch – Executive Vice President and Secretary	815

Michael S. Wasson – Executive Vice President	408

Tracy E. Little – Executive Vice President	408

Kevin J. Stumbo – Executive Vice President and Treasurer	408

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Plan for Incentive Compensation Awards for the Year Ending December 31, 2009.  The Committee approved the Senior Management Incentive Compensation Plan for the year ending December 31, 2009 (“2009 Plan”). The participation groups under the Plan are: (i) Group I, consisting of the members of the Executive Committee; (ii) Group II, consisting of the Company’s officers responsible for certain divisions and market presidents; and (iii) Group III, consisting of Senior Vice Presidents of consolidated functions selected for participation by the Compensation Committee.  Individuals below the Senior Vice President level may be selected by the Compensation Committee for special option awards for extraordinary performance.

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Participants will be eligible for a cash award determined by earnings per share growth and earnings as a percent of average assets (ROAA).  The minimum and maximum awards as a percent of salary for each group will be: (i) Group I – minimum award – 5% of salary and maximum award - 45% of salary; (ii) Group II  - minimum award – 4.5% of salary and maximum award - 15% of salary; and (iii) Group III – minimum award – 4.25% of salary and maximum award – 12.5% of salary.  However, no cash award will be made to any participant unless the Company attains the lesser of a target ROAA and target earnings per share or the 50th percentile of the Company's peer institutions' ROAA and earnings per share growth.

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Participants will be eligible to receive stock options (pursuant to the Company’s 2006 Stock Ownership Incentive Plan) with a face value equal to certain percentages of salary.  The minimum and maximum stock option awards as a percent of salary for each group will be: (i) Group I – minimum award of 25% of salary and maximum award of 175% of salary; (ii) Group II – minimum award of 12.5% of salary and maximum award of 80% of salary; and (iii) Group III – minimum award of 6% of salary and maximum award of 40% of salary.  However, no stock option awards will be made to any participant unless the Company attains the lesser of a target ROAA and target earnings per share or the 50th percentile of the Company's peer institutions' ROAA and earnings per share growth.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Senior Management Incentive Compensation Plan (for the year ending December 31, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: January 30, 2009	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Senior Management Incentive Compensation Plan (for the year ending December 31, 2009)